Exhibit 10.5
                              EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is made and entered into as of September 17, 2000, between Statmon Technologies Corp. (a Delaware Corporation ("STC" or the "Company") and Geoffrey Talbot, of Los Angeles, California (the "Executive").

WHEREAS, the Company was incorporated on June 17, 2000 as an Information Technology ("IT") and Internet Protocol ("IP") business formed to develop, own, distribute and support remote control, device and computer network monitoring software, operating systems and generally IT related intellectual properties. The Company owns all rights, interest and title to the properties known as Statmon(R) 2000 and Taskmon 2000.

WHEREAS, Executive is a co-founder of the Company;

WHEREAS, the Company may form or acquire other subsidiaries and assets in the future;

WHEREAS, the Company intends to complete a series of private placements and intends to complete a public offering ("Offering") or public company merger with the objective of the Company's securities being listed on a national U.S.A. stock exchange;

WHEREAS, Company desires to employ Executive as Chairman and Chief Executive Officer as described below and to use its best efforts to cause Executive to remain appointed as a director of the Company and all subsidiaries of the Company, whether now in existence or hereinafter formed, and to employ Executive in the offices described above;

WHEREAS, Executive desires to be employed by Company as Chairman and Chief Executive Officer and to serve as a director of Company and to perform such duties as are assigned to him by the Board of Directors (the "Board") subject to the terms, covenants and conditions set forth herein;

NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Employment.

Company hereby agrees to employ Executive and engage the services of Executive during the Term (as hereinafter defined) as Chairman and Chief Executive Officer with the title, Chief Executive Officer, as a director of the Company and every subsidiary of the Company. Executive agrees to serve Company and its subsidiaries in such capacities and positions during the Term. Executive shall report to the Board, and subject to the delegated authority of the Board. During the term of this Agreement, Executive shall faithfully devote his best efforts and such time and energy as shall be necessary to the satisfactory performance and discharge of his duties and responsibilities hereunder, subject to the reasonable policies and directives of the Board of Directors of the Company; provided, however, that Executives duties and responsibilities shall at all times be consistent with his positions as set forth above. Executive shall fully disclose any extra curricular


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business activity other than reasonable,  personal investments and shall have no
business  interests  during  the  Term  which  materially   interfere  with  his
performance and discharge of his duties hereunder, at the total discretion of the Board.

2. Term.

The term of Executive's employment hereunder shall be for a period commencing upon the date of this Agreement and ending five (5) years from the date of closing financing in the aggregate of a minimum of $1,000,000 in gross proceeds (the "Term").

3. Compensation.

      (a) Base Salary. During the Term, Executive shall receive a base minimum salary payable in equal bi-monthly installments at an annual rate for each year of the term as specified below:

                           First year:                  $160,000
                           Second year                  $205,000
                           Third year                   $245,000
                           Fourth year                  $275,000
                           Fifth year                   $300,000

            Based on the profit performance of the Company, additional increases may be negotiated and approved by the Compensation Committee. In the event that the Company is unable to raise an aggregate of $2 million of new capital, the Executive agrees to renegotiate his Base Salary for years 3, 4 and 5 down. Notwithstanding anything to the contrary, under no circumstances shall Executive's Base Salary during each of the Years 3,4, and 5 be less than the Base Salary for the Second Year ($205,000).

      (b) Bonus. With respect to each year or partial year of the Term during which Executive shall be employed hereunder, Executive shall participate in any and all bonus plans at the same level as Chief
            Technology Officer. Such bonus plans to be set yearly at the discretion of the compensation committee.

      (c) Profit Sharing Plan & Retirement Plan. With respect to each year or partial year of the Term during which Executive shall be employed hereunder, Executive shall be paid , in addition to the base salary set forth above, an amount at the discretion of the compensation committee at the same level as Chief Technology Officer pursuant to any Profit Sharing Plan and/or Retirement Plan offered by the Company.

      (d)   Incentive   Plan.   In   addition  to  the  base  salary  and  other
            compensation specified herein, Executive shall be entitled to receive the following:

            (i) Shares and Options. Prior to the commencement of the Term, Executive has been issued 800,000 fully paid and nonassessable "Founders" shares of common stock of Company for nominal consideration ("Founders shares"). The Founder shares


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                  have full piggyback  registration rights and are subject to an escrow agreement, to be released at 20% per annum starting at the commencement of this agreement and every anniversary thereafter except in the following circumstances which will cause all shares to immediately vest:

                  a. the Company's market capitalization exceeds $50 million in any 90 day period, commencing 12 months after the Company's share trade on a national stock exchange.

                  b. the voting control of the Company changes by more than 40 %.

                  c.    Termination without cause.

            (ii) Other Options and Warrants. In addition to the options or warrants described in (i) above, the Executive shall participate at a level in the granting of all options or warrants for stock and any qualified or non qualified stock option plan, phantom stock plans, employee stock ownership plans or other similar such plans or arrangements established from time to time by the Company at the same level as the Chief Technology Officer determined by the compensation committee.

      (e) Benefits. In addition to the compensation specified in this Section 3, Company shall, at no cost to Executive and for as long as Executive shall remain employed pursuant hereto, provide to Executive and Executive's family, normal industry standard medical reimbursement, health disability and provide Executive with benefits thereunder commensurate with the executive offices held by Executive hereunder.

      (f) Expenses. During the term of this Agreement, Executive shall submit monthly invoices to Company for appropriate travel and other reasonable and necessary expenses incurred in the performance of Executive's services hereunder. Company shall make payments to Executive to reimburse Executive for such expenses promptly after receipt and approval of such invoices by Executives direct supervisor. For domestic flights of one hour or more and for all international flights, Executive shall be entitled to business class travel or first class if business class in not available, at Company's sole cost and expense. A relocation allowance of $5,000 will be granted to Executive for moving from Los Angeles to San Diego.

      (g) Automobile., Company shall provide to Executive an appropriate luxury automobile (not exceeding $80,000) of Executives choice and exclusive use. At Company's option the automobile may be leased or purchased and shall be fully maintained at the Company's expense.

      (h) Vacation. Executive shall be entitled to four (4) weeks of paid vacation days in each calendar year. Executive shall also be entitled to all paid holidays given by Company to its other employees.

      (i) Officer Liability Insurance. To the extent commercially available, the Company shall provide at no cost to the Executive, appropriate


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            personal  liability  insurance  covering the Executive's  acts as an officer and director of Company to the fullest extent that insurance coverage is available for such acts. Company shall not, however, be obligated to obtain insurance for Executive's conduct which is dishonest, fraudulent or grossly negligent.

      (j) Life Insurance. Company shall provide to Executive personal term life insurance in the amount of $2,000,000 throughout the Term. The beneficiary of such policy to be designated by the Executive.

      (k) Long-term Disability. Company shall provide to Executive Long-term Disability insurance in the amount of $300,000 throughout the Term.

4. Termination.

Executive's employment with the Company shall cease and terminate upon the occurrence of any one of the following events

      (a) Term. Termination shall be effective upon the expiration of the Term pursuant to Section 2 hereof unless Company and Executive agree in writing to extend the employment. Such expiration of Term shall terminate any and all obligations of the Executive to the Company under Section 1 of this Agreement. The Company shall continue to be obligated to the Executive under this Agreement for the following:

            (i) any and all earned and unpaid base salary, bonus, profit sharing and/or retirement plan, vested interests under incentive plans, and unused vacation time pursuant to sections 3(a), 3(b), 3(c), 3(d), and 3(h) as of the date of termination. Such earned and unpaid salary under 3(a) and unused vacation time under 3(h) shall be paid within thirty (30) days of the date of termination. At the election of the Executive, such earned and unpaid bonus under 3(b), profit sharing and/or retirement plan under 3(c), and vested interests in incentive plans under 3(d) shall be paid within one hundred and eighty (180) days of termination at the then Fair Market Value (as hereinafter defined.)

            (ii) any and all  incurred  and  unreimbursed  expenses  pursuant to
            Section 3(f). Such unreimbursed expenses shall be paid within thirty
            (30) days of the receipt of expense report.

            (iii) any and all incurred or future losses, claims, damages, liabilities, expenses, judgments, fines, settlements or other amounts arising from any and all claims, costs, demands, actions, suits or other proceedings pursuant to Section 6. Such incurred amounts shall be paid within thirty (30) days of termination; such future amounts shall be paid within thirty (30) days of submission of written claim by Executive to Company.

            (iv) any and all obligations and provisions pursuant to Section 5 remain in effect.


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            All other  obligations of the Company shall  terminate upon the date of termination.

      (b) Death. In the event of the Death of the Executive, such death shall terminate any and all obligations of the Executive to the Company under this Agreement effective as of the date of death. The Company shall continue to be obligated to the Executive, Executive's estate, legal representative, heirs or assigns under this Agreement for the following:

            (i) any and all earned and unpaid base salary, bonus, profit sharing and/or retirement plan, vested interests in incentive plans, and unused vacation time pursuant to sections 3(a), 3(b), 3(c), 3(d), and 3(h) as of the date of death. Such earned and unpaid salary under 3(a) and unused vacation time under 3(h) shall be paid within thirty (30) days of the date of death. At the election of the Executor or Administrator of the Executive's estate, such earned and unpaid bonus under 3(b), profit sharing and/or retirement plan under 3(c), and vested interests in incentive plans under 3(d) shall be paid within one hundred and eighty (180) days of death at the then Fair Market Value (as hereinafter defined).

            (ii) any and all  incurred  and  unreimbursed  expenses  pursuant to
            Section 3(f). Such unreimbursed expenses shall be paid within thirty
            (30) days of the receipt of expense report.

            (iii) any and all benefits pursuant to section 3(e) for the benefit of the Executive's family shall be continued for a period of one hundred and eighty (180) days from the date of death.

            (iv) any and all incurred losses, claims, damages, liabilities, expenses, judgments, fines, settlements or other amounts arising from any and all claims, costs, demands, actions, suits or other proceedings pursuant to Section 6. Such amounts shall be paid within thirty (30) days of death.

            (v) any and all obligations and provisions pursuant to Section 5 remain in effect.

            All other obligations of the Company shall terminate upon the date of death.

      (c) Incompetence. In the event of the physical or mental disability of the Executive so as to render Executive incapable of substantially complying with the obligations of the Executive as set forth in this Agreement for a period in excess of four (4) months, the Company may, prior to the date the Executive resumes the rendering of services pursuant to this Agreement, terminate the Executive's employment upon receipt by Executive of written notice sent by registered or certified mail. Such disability shall be determined by the unanimous opinion of two medical doctors, board certified and licensed to practice medicine in the state of California, at least one of whom is appointed by the Executive. Such notice shall terminate any and all obligations


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            of the Executive to the Company  under  Section 1 of this  Agreement effective as of the date of receipt of such notice of termination. The Company shall continue to be obligated to the Executive, his legal representative, or assigns under this Agreement for the following:

            (1) any and all earned and unpaid base salary, bonus, profit sharing and/or retirement plan, vested interests under incentive plans, and unused vacation time pursuant to sections 3(a), 3(b), 3(c), 3(d), and 3(h) as of the date of termination. Such earned and unpaid salary under 3(a) and unused vacation time under 3(h) shall be paid within thirty (30) days of the date of termination. At the election of the Executive, such earned and unpaid bonus under 3(b), profit sharing and/or retirement plan under 3(c), and vested interests in incentive plans under 3(d) shall be paid within one hundred and eighty (180) days of termination at the then Fair Market Value (as hereinafter defined.)

            (ii) any and all  incurred  and  unreimbursed  expenses  pursuant to
            Section 3(f). Such unreimbursed expenses shall be paid within thirty
            (30) days of the receipt of expense report.

            (iii) any and all benefits pursuant to section 3(e) for the benefit of the Executive and Executive's family shall be continued for a period of one hundred and eighty (180) days from the date of termination.

            (iv) the Company shall continue to provide Executive with long term disability insurance, pursuant to Section 3(k) for so long as the disability may continue.

            (v) any and all incurred or future losses, claims, damages, liabilities, expenses, judgments, fines, settlements or other amounts arising from any and all claims, costs, demands, actions, suits or other proceedings pursuant to Section 6. Such incurred amounts shall be paid within thirty (30) days of termination; such future amounts shall be paid within thirty (30) days of submission of written claim by Executive to Company.

            (vi) any and all obligations and provisions pursuant to Section 5 remain in effect.

            All other obligations of the Company shall terminate upon the date of termination.

      (d) Cause. No termination for Cause, as hereinafter defined, shall take place until the following: In the event the Board seeks to terminate Executive for Cause, the Board shall give written notice to Executive within ten (10) days of a meeting of the Board, during which meeting the Executive and Executive's counsel shall have a reasonable opportunity to address the Board. Such written notice shall set forth in particularity the Board's proposed basis for termination for Cause. Any resolution to terminate Executive for Cause must be duly adopted by unanimous consent of the Board. Termination shall be effective thirty (30) days after Executive receives written notice of the Board's


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            resolution to terminate  Executive  for Cause.  For purposes of this
            Section, "Cause" is defined as (i) Executive's fraud, willful misconduct or gross negligence in connection with the performance of his obligations under this Agreement or (ii) Executive's conviction of, or plea of guilty to, a felony.

            Upon termination for Cause, any and all obligations of the Executive to the Company under Section 1 of this Agreement shall be terminated. The Company shall continue to be obligated to the Executive under this Agreement for the following:

            (i) any and all earned and unpaid base salary, bonus, profit sharing and/or retirement plan, vested interests under incentive plans, and unused vacation time pursuant to sections 3(a), 3(b), 3(c), 3(d), and 3(h) as of the date of termination. Such earned and unpaid salary under 3(a) and unused vacation time under 3(h) shall be paid within thirty (30) days of the date of termination. At the election of the Executive, such earned and unpaid bonus under 3(b), profit sharing and/or retirement plan under 3(c), and vested interests in incentive plans under 3(d) shall be paid within one hundred and eighty (180) days of termination at the then Fair Market Value (as hereinafter defined.)

            (ii) any and all  incurred  and  unreimbursed  expenses  pursuant to
            Section 3(f). Such unreimbursed expenses shall be paid within thirty
            (30) days of the receipt of expense report.

            (iii) any and all benefits pursuant to section 3(e) for the benefit of the Executive and Executive's family shall be continued for a period of one hundred and eighty (180) days from the date of termination.

            (iv) any and all incurred or future losses, claims, damages, liabilities, expenses, judgments, fines, settlements or other amounts arising from any and all claims, costs, demands, actions, suits or other proceedings pursuant to Section 6. Such incurred amounts shall be paid within thirty (30) days of termination; such future amounts shall be paid within thirty (30) days of submission of written claim by Executive to Company.

            (v) any and all obligations and provisions pursuant to Section 5 remain i n effect.

            All other obligations of the Company shall terminate upon the date of termination.

      (e) Resignation. Termination shall be effective five (5) days after Company receives written notice of resignation from Executive, delivered in person or by registered or certified mail. Such resignation shall terminate any and all obligations of the Executive to the Company under Section 1 of this Agreement. The Company shall continue to be obligated to the Executive under this Agreement for the following:


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            (i) any and all earned and unpaid base salary, bonus, profit sharing and/or retirement plan, vested interests under incentive plans, and unused vacation time pursuant to sections 3(a), 3(b), 3(c), 3(d), and 3(h) as of the date of termination. Such earned and unpaid salary under 3(a) and unused vacation time under 3(h) shall be paid within thirty (30) days of the date of termination. At the election of the Executive, such earned and unpaid bonus under 3(b), profit sharing and/or retirement plan under 3(c), and vested interests in incentive plans under 3(d) shall be paid within one hundred and eighty (180) days of termination at the then Fair Market Value (as hereinafter defined.)

            (ii) any and all  incurred  and  unreimbursed  expenses  pursuant to
            Section 3(f). Such unreimbursed expenses shall be paid within thirty
            (30) days of the receipt of expense report.

            (iii) any and all incurred or future losses, claims, damages, liabilities, expenses, judgments, fines, settlements or other amounts arising from any and all claims, costs, demands, actions, suits or other proceedings pursuant to Section 6. Such incurred amounts shall be paid within thirty (30) days of termination; such future amounts shall be paid within thirty (30) days of submission of written claim by Executive to Company.

            (iv) any and all obligations and provisions pursuant to Section 5 remain in effect.

            All other obligations of the Company shall terminate upon the date of termination.

      (f) Convenience of Company. The Company shall have the unilateral right to terminate the employment of the Executive effective ninety (90) days after receipt by Executive of written notice of termination, delivered in person or by registered or certified mail. Such termination shall terminate any and all obligations of Executive to Company under Section 1 of this Agreement. The Company shall continue to be obligated to the Executive under this Agreement for any and all obligations for the remainder of the Term, including but not limited to, the following:

            (i) any and all base salary pursuant to Section 3(a); any and all benefits pursuant to Section 3(e); the monetary value of the automobile allowance pursuant to Section 3(g); the monetary value of any and all vacation and holiday time pursuant to Section 3(h). Such amounts under this paragraph 3(f)(1) shall be paid within thirty
            (30) days of termination.

            (ii) any and all bonuses pursuant to Section 3(b), such remaining bonus amounts shall be calculated as follows: the ratio between such remaining bonus amounts and remaining base salary amounts shall be equal to the ratio between all past bonuses and past base salary amounts. At the option of the Executive, such bonuses shall be paid within thirty (30) days of termination.


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            (iii) any and all profit sharing and/or retirement accounts pursuant to Section 3(c), such remaining account amounts shall be calculated as follows: the ratio between such remaining account amounts and remaining base salary amounts shall be equal to the ratio between all past account amounts and past base salary amounts. At the option of the Executive, such accounts shall be paid or rolled over to a new retirement account within thirty (30) days of termination.

            (iv) any and all interests pursuant to Section 3(d) shall immediately vest. At the option of the Executive, such interests shall be paid within thirty (30) days of termination at the then Fair Market Value (as hereinafter defined).

            (v) any and all incurred or future losses, claims, damages, liabilities, expenses, judgments, fines, settlements or other amounts arising from any and all claims, costs, demands, actions, suits or other proceedings pursuant to Section 6. Such incurred amounts shall be paid within thirty (30) days of termination; such future amounts shall be paid within thirty (30) days of submission of written claim by Executive to Company.

            (vi) any and all obligations and provisions pursuant to Section 5 remain in effect.

            (vii) any and all other obligations of the Company to the Executive shall remain in effect until the remainder of the Term.

            Fair Market Value for purposes of this section shall be the then fair market value as determined by an MAI appraiser, appointed by both Executive and Company. In the event the Executive and Company are unable to reach agreement as to one appraiser, each shall appoint an appraiser, and one shall be appointed by the independent public accounting firm of Arthur Andersen & Co. The Fair Market Value shall be the average of the three appraisals. Fair Market Value shall be calculated based on Executive's proportionate share of the fair market value of the total outstanding shares without regards to any minority discount. Costs shall be borne by the person or persons appointing the appraiser. The cost of the appraiser appointed by Arthur Andersen & Co. shall be equally shared by Executive and Company.

5. Change in Control.

This Agreement survives any and all changes in control, including but not limited to the following events:

      (a) Company shall sell, assign, transfer or otherwise convey all or substantially all of the assets of Company.

      (b) Company shall merge or consolidate into a company or corporation and Company shall not survive such merger or consolidation.


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      (c)   The  ownership  of Company  shall alter or change by more that forty percent (40%).

      (d) The composition of the Board shall be changed by more than fifty percent (50%).

6. Indemnification.

Company shall indemnify and hold harmless Executive from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses to be paid as incurred), judgments, fines, settlements and other amounts arising from any and all claims, costs, demands, actions, suits or other proceedings (whether civil, criminal, administrative or investigative) in which Executive may be involved, or threatened to be involved as a party or otherwise.
(a) by reason of Executive's status as an officer and director of Company or (b) which relate to the business of Company, its property or client relationships, whether or not Executive continues in the capacity that entitled him to indemnification at the time any such liability or expense is paid or incurred:
(i) so long as Executive acted in good faith and in a manner Executive reasonably believed to be in or not opposed to the best interests of Company, Company's business, property or clients, and with respect to any criminal precedent, had reasonable cause to believe his conduct did not constitute willful or wanton misconduct, fraud or gross negligence or (ii) to the extent that Executive has been successful on the merits or otherwise in defense of any action, suit or other proceeding, or in defense of any claim, issue or matter raised therein. The termination of proceeding by judgment, order, settlement or its equivalent, shall not, of itself, create a presumption that Executive did not act in good faith and in a manner that Executive reasonably believed to be in the best interests of Company.

Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or other proceedings shall be paid by Company in advance of the final disposition of such proceeding if so requested by Executive and upon the receipt of a written undertaking by or on behalf of Executive to repay such amount if it shall ultimately be determined that Executive is not entitled to be indemnified by Company.

The indemnification provided hereby shall be in addition to any other rights to which Executive may be entitled under any agreement, as a matter of law or otherwise, and shall continue to Executive after he has ceased to serve as an officer or director hereunder and shall inure to the benefit of his respective heirs, successors, assigns and administrators.

7. Non-competition Agreement.

If Executive's employment hereunder shall terminate for any reason, other than as a result of a breach of this Agreement by Company, Executive agrees for a period of three years after such termination not to engage in business in the United States of America, as an employee, director, consultant, partner, proprietor or shareholder (other than as a shareholder of a publicly traded company owning less than five percent (5%) of the voting power of all shares of said company entitled to vote) where such business shall be in competition with business conducted by Company or any of its subsidiaries or affiliates during the six months period prior to such termination and conducted by Company or any or its subsidiaries or affiliates at the time such competitive activity shall be undertaken by Executive.


                                    10 of 13

8. Confidential Information.

The Executive acknowledges that in his employment hereunder he occupies a position of trust and confidence and agrees that he will treat as confidential and, other than in the course of his duties as a director and officer of the Company and affiliates, will not, without written authorization from the Company, directly or indirectly disclose to any person, firm, association or corporation or use for his own benefit or gain any confidential information, plans, products, customer and/or supplier lists or any other trade secrets or confidential material or information of the Company or any affiliate, where such information, plans, products, lists or other trade secrets or confidential material was or were learned by the Executive during the course of his employment hereunder.

9. Equitable Relief

The Executive  acknowledges and agrees that a breach by him of the provisions of
Section 7 or 8 hereof will cause the Company irreparable injury and damage which cannot be compensated by money damages. The Executive therefore expressly agrees that the Company shall be entitled to injunctive or other equitable relief to prevent a breach of any provision of Section 7 or 8 of this Agreement and to secure its enforcement in addition to any other remedies which may be available to the Company.

10. Prior Employment.

Executive warrants and represents that he is under no contractual or legal restrictions with respect to his obligations and duties hereunder and that his employment will not violate any agreement or contract to which he is a party or by which he is bound. Executive shall indemnify and save Company harmless from any damages or injury Company might sustain as a result of the violation of this
Section 10 (including actual, reasonable attorney's fees).

11. Miscellaneous.

      (a) Amendment. This Agreement may be amended or modified from time to time, but only by a written instrument executed by both parties hereto.

      (b) Notices. Any notices required or permitted hereunder shall be in writing and shall be deemed given when personally delivered or when sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the other party at its or his address set forth below its or his signature to this Agreement, or at such other address as it or he may specify from time to time by notice hereunder.

      (c) Entire Agreement This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous discussions or understandings with respect to the subject matter.

      (d) Successors and Assigns. This Agreement is a personal services contract and shall require the personal services of Executive but shall


                                    11 of 13
            otherwise  be  binding  upon and shall  inure to the  benefit of the
            parties   hereto   and   their    respective    heirs,    executors,
            administrators, legal representatives, successors and assigns.

      (e) Governing Law. This Agreement shall be governed by and constructed in accordance with the laws of the State of California.

      (f) Jurisdiction. Any matters arising hereunder or related to this Agreement that may be litigated, shall be litigated only in courts having sites with the City of Los Angeles. The parties hereto hereby consent to and submit to the jurisdiction of any local, state or federal court located in Los Angeles, California. All parties hereto hereby waive any right they may have to transfer or change the venue of litigation brought against any of them by other parties hereto relating to this Agreement.

      (g) Non-waiver of Breach. A waiver by any party hereto of a particular breach or default in connection with any provision of this Agreement shall not be deemed a waiver of any subsequent default or breach of the same or any other provision of this Agreement.

      (h) Invalid Provision. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be severable, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance herefrom.

      (i) Captions. The captions in this Agreement are for purposes of reference only and shall not be considered in construing this Agreement.


                                    12 of 13

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       COMPANY:
                                       STATMON TECHNOLOGIES CORP.


                                       BY:
                                          --------------------------------------
                                          Mr. Peter Upfold
                                          Vice Chairman
                                          114 N. Doheny Drive
                                          Los Angeles , CA 90048

                                       EXECUTIVE:


                                          --------------------------------------
                                          Mr. Geoffrey Talbot
                                          114 N. Doheny Drive
                                          Los Angeles, CA 90048


                                    13 of 13

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

      THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made as of July 1, 2004, by and among STATMON TECHNOLOGIES CORP., a Nevada corporation ( "Company") and GEOFFREY TALBOT ("Executive").

                               Statement of Facts

      A. Company and Executive are parties to that certain Employment Agreement dated as of September 17, 2000 (the "Employment Agreement").

      B. Despite the date the Employment Agreement was executed, the Employment Agreement's commencement date was delayed until certain conditions (the "Loan Conditions") contained in certain loan agreements to which Company was bound were satisfied.

      C. As of July 1, 2004, the Board of Directors of Company has determined that Company has satisfied the Loan Conditions (the "New Commencement Date").

      D. All services rendered by Executive prior to the New Commencement Date were categorized as consulting services and all compensation paid to Executive for such services was deemed to be consulting fees.

      E. The parties desire to amend the Employment Agreement to reflect the foregoing events.

      NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                               Statement of Terms

      1. Amendment to Employment Agreement. Subject to the terms and conditions of this Amendment, the Employment Agreement is hereby amended as follows:

            (a) The Statement of Facts above are hereby incorporated into and made a part of the Employment Agreement.

            (b) Section 2 of the Employment Agreement is hereby amended and restated to read as follows:

            "2. Term.

            The term of Executive's employment hereunder shall be for a period commencing July 1, 2004 and ending July 1, 2009."

            (c) Section 3(a) of the Employment Agreement is hereby amended and restated to read as follows:

            "3. Compensation.

              (a) Base Salary. During the Term, Executive shall receive a base minimum salary payable in equal semi-monthly installments at an annual rate for the First Year of $160,000 and the Second Year of $200,000. For years three, four and five of the employment agreements, annual salary increases, performance and incentive bonuses including the issuance of stock options, are to be negotiated and approved by the Compensation Committee on an annual basis immediately prior to the Company filing the previous years Form 10K or June 30 whichever event occurs first.

      2. Consent. Company hereby acknowledges Executive is entitled to the Base Salary specified in Section 3(a) of the Employment Agreement, subject to any performance thresholds specified therein.

      3. No Other Amendments. Except for the amendments expressly set forth in this Amendment, the Employment Agreement shall remain unchanged and in full force and effect.

      4. Counterparts. This Amendment may be executed in multiple counterparts and via facsimile, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

      5. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

      6. Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Employment Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

EXECUTIVE:


GEOFFREY TALBOT

COMPANY:
STATMON TECHNOLOGIES CORP.


By:
Name: Peter Upfold
Title: Vice Chairman
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